[Letterhead of Cleary, Gottlieb, Steen & Hamilton]





Writer's Direct Dial:  (212) 225-2420



                                   November 16, 1995

Southwestern Energy Company
1083 Sain Street
Fayetteville, Arkansas  72703

Ladies and Gentlemen:

          We have acted as counsel for Southwestern Energy Company, an Arkansas corporation (the "Company"), in connection with the preparation and filing with the Securities and Exchange Commission (the "Commission") under the Securities Act of 1933, as amended (the "Securities Act"), of a Registration Statement on Form S-3, as amended (the "Registration Statement"), relating to the offering from time to time, as set forth in the Registration Statement, the form of prospectus contained therein (the "Prospectus") and one or more supplements to the Prospectus, of the Company's debt securities (the "Debt Securities") up to an aggregate initial public offering or purchase price of U.S. $250,000,000 or the equivalent thereof. The Debt Securities are to be issued in one or more series in accordance with the provisions of an indenture dated as of December 1, 1995 (the "Indenture") between the Company and The First National Bank of Chicago, as trustee (the "Trustee").

          We have participated in the preparation of the Registration Statement and the Indenture and we have examined and relied on the originals or copies certified or otherwise identified to our satisfaction of all such corporate records of the Company and such other instruments and other certificates of public officials, officers and representatives of the Company and such other persons, and we have made such investigations of law, as we have deemed appropriate as a basis for the opinions expressed below. In rendering the opinions expressed below we have assumed and have not verified that the signatures on all documents which we have examined are genuine.

          Based on the foregoing, it is our opinion that:

          1. The execution and delivery by the Company of the Indenture have been duly authorized by all necessary corporate action of the Company, and, assuming the due authorization, execution and delivery of the Indenture by the Trustee, as to which no opinion is expressed, the Indenture will, when duly executed and delivered by the Company, be a legal, valid, binding and enforceable agreement of the Company, subject to applicable bankruptcy, insolvency and similar laws affecting creditors' rights generally and to general principles of equity (whether considered in a proceeding in equity or at law).

          2. When the issuance, execution and delivery by the Company of the Debt Securities of a series have been duly authorized by all necessary corporate action of the Company in accordance with the provisions of the Indenture and when such Debt Securities have been duly executed and delivered by the Company, authenticated by the Trustee and sold as described in the Registration Statement, the Prospectus and the supplement or supplements to the Prospectus relating to such Debt Securities, such Debt Securities will constitute legal, valid, binding and enforceable obligations of the Company, subject to applicable bankruptcy, insolvency and similar laws affecting creditors' rights generally and to general principles of equity (whether considered in a proceeding in equity or at law).

          We express no opinion other than as to the federal law of the United States of America and the law of the State of New York. With respect to all matters of the law of the State of Arkansas, we have relied on the opinion of Jeffrey L. Dangeau, Assistant Secretary to the Company, a copy of which is attached hereto.

          We hereby consent to the filing of this opinion as an exhibit to the Registration Statement and to the reference to this firm under the heading "Legal Matters" in the Prospectus without admitting that we are "experts" under the Securities Act, or the rules and regulations of the Commission issued thereunder, with respect to any part of the Registration Statement, including this exhibit.

                              Very truly yours,

                              CLEARY, GOTTLIEB, STEEN & HAMILTON


                              By________________________________
                                   Stephen H. Shalen, a Partner